UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2012

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

         Delaware         001-33650         22-2343568
(State or Other Jurisdiction     (Commission         (IRS Employer
of Incorporation)         File Number)         Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2012, the Company completed the redemption of all 2,351,558 outstanding shares of its Series E 7% Senior Convertible Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”), for an aggregate cash redemption price of approximately $3.4 million, $2.5 million of which was funded by money placed into escrow when the Series E Preferred stock was issued in November 2010.

On October 25, 2012, the Company filed a Certificate of Elimination of the Series E 7% Senior Convertible Preferred Stock of NeoStem, Inc. with the Secretary of State of the State of Delaware  to eliminate its Series E Preferred Stock, all of the outstanding shares of Series E Preferred Stock having been redeemed by the Company.  The Certificate of Elimination, effective upon filing, had the effect of eliminating from the Company's Amended and Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designations of the Series E Preferred Stock with respect to such series, which was previously filed by the Company with the Secretary of State on November 18, 2010.  Accordingly, the 10,582,011 shares of Series E Preferred Stock previously reserved for issuance under the Certificate of Designations resumed their status as authorized but unissued shares of undesignated preferred stock of the Company upon filing of the Certificate of Elimination.

A copy of the Certificate of Elimination is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On October 15, 2012, NeoStem issued a press release announcing the redemption of its outstanding Series E Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements:

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently.  Forward-looking statements represent the Company's management judgment regarding future events.  Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.  All statements other than the statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors including, but not limited to, factors identified from time to time in the Company's periodic filings with the SEC, including the Company's Annual Report on Form 10-K, filed by the Company with the SEC on March 20, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed by the Company with the SEC on April 30, 2012, the Company's Quarterly Reports on Form 10-Q, filed by the Company with the SEC on May 11, 2012 and August 14, 2012, and other factors identified from time to time in the Company's periodic filings with the SEC. NeoStem does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Elimination of the Series E 7% Senior Convertible Preferred Stock of NeoStem, Inc., filed with the Secretary of State of the State of Delaware on October 25, 2012.*
99.1	Press Release of NeoStem, Inc. dated October 17, 2012.*

  __________

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By: /s/ Catherine M. Vaczy, Esq.
Name: Catherine M. Vaczy, Esq.
Title: Vice President and General Counsel

Dated:  October 25, 2012